As filed with the Securities and Exchange Commission on February 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLOVIR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-1971007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Winter Street Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

AlloVir, Inc. 2020 Stock Option and Grant Plan

(Full Title of the Plans)

Diana Brainard

Chief Executive Officer

AlloVir, Inc.

1100 Winter Street

Waltham, MA 02451

(617) 433-2605

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Danielle Lauzon, Esq. Nicole Daley, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Edward Miller General Counsel and Secretary AlloVir, Inc. 1100 Winter Street Waltham, MA 02451 (617) 433-2605

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2020 Stock Option and Grant Plan of AlloVir, Inc. (the “Registrant”) registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (SEC File No. 333-240259 and SEC File No. 333-253028) of the Registrant are effective. Accordingly, the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-240259 and SEC File No. 333-253028) filed with the Securities and Exchange Commission on July 31, 2020 and February 12, 2021, respectively is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39409) filed on August 3, 2020).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39409) filed on August 3, 2020).

4.3	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, effective as of May 8, 2019 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239698) filed on July 6, 2020).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page)

99.1	2020 Stock Option and Grant Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239698) filed on July 23, 2020).

107	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on February 10, 2022.

ALLOVIR, INC.

By:	/s/ Diana Brainard
Diana Brainard
Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Diana Brainard with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below:

Signature	Title	Date
/s/ Diana Brainard, MD	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2022
Diana Brainard

/s/ Vikas Sinha	President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2022
Vikas Sinha

/s/ David Hallal	Executive Director	February 10, 2022
David Hallal

/s/ Jeffrey Bornstein	Director	February 10, 2022
Jeffrey Bornstein

/s/ Malcolm Brenner, MD, PhD	Director	February 10, 2022
Malcolm Brenner, MD, PhD

/s/ Ansbert Gadicke, MD	Director	February 10, 2022
Ansbert Gadicke, MD

/s/ Morana Jovan-Embiricos, PhD	Director	February 10, 2022
Morana Jovan-Embiricos, PhD

/s/ Juan F. Vera, MD	Director	February 10, 2022
Juan F. Vera, MD

/s/ John Wilson	Director	February 10, 2022
John Wilson